SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MIRACOR DIAGNOSTICS, INC.
               (exact name of registrant specified in its charter)

         Utah                                             58-1475517
------------------------                    ------------------------------------
(State of incorporation)                    (IRS Employer Identification Number)


       9191 Towne Centre Drive - Suite 400 - San Diego, California - 92122
       -------------------------------------------------------------------
                    (Address of principal executive offices)

                         2001 STOCK COMPENSATION PLAN I
                            (Full title of the plan)


                    M. Lee Hulsebus, Chief Executive Officer
                            Miracor Diagnostics, Inc.
                       9191 Towne Centre Drive - Suite 400
                           San Diego, California 92122
                    (Name and address of agent for service)

                                 (858) 455-7127
          (Telephone number, including area code, of agent for service)


                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
  Title of              Amount         Proposed Maximum        Proposed Maximum            Amount Of
Securities To           To Be           Offering Price              Aggregate            Registration
Be Registered         Registered        Per Share (1)           Offering Price (1)            Fee
----------------------------------------------------------------------------------------------------------
COMMON SHARES           1,000,000          $0.20                   $200,000               $100
$0.15 par value                                                                           (minimum fee)

TOTAL                                                                                     $100
----------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This registration statement relates to two separate prospecti.

     Items 1 and 2 hereof, and the documents incorporated herein by reference pursuant to Part II, item 3 hereof, constitutes the first prospectus relating to offers by the Company to its employees and consultants of 1,000,000 shares (the "Shares") of common stock, par value $.15 per share (the "Common Stock"), to be issued pursuant the Company's 2001 Stock Compensation Plan I (the "Stock Plan"). The second prospectus relates to the re-offer or resale of any shares which are deemed to be "control securities" or "restricted securities" under the Securities Act of 1933, as amended. The Company's principal offices are located at 9191 Towne Centre Drive, Suite 400, San Diego, California 92122, telephone 858/455-7127.

                                      PROSPECTUS

Item 1. Plan Information

                             STOCK PLAN INFORMATION

     The 2001 Stock Compensation Plan I was established by the Company effective on March 6, 2001 to provide the Company flexibility and to conserve the Company's cash resources in compensating certain of its technical, administrative and professional employees and consultants. The issuance of shares under the Stock Plan is restricted to persons and firms who are closely-related to the Company and who provide services in connection with the development, production of the Company's products or otherwise in connection with its business. The Stock Plan authorizes the Company to issue up to 1,000,000 shares of the Company's Common Stock. Shares must be issued only for bona fide services and may not be issued under the Stock Plan contingent on services to be rendered in the future or for services in connection with the offer and sale of securities in a capital-raising transaction. Shares are awarded under the Stock Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Stock Plan Committee (the "Committee"). The Committee must be comprised of two or more of the Company's Directors appointed thereto by the Company's Board of Directors. Committee members need not be independent. Eligible participants include directors, employees and non-employee consultants and advisors. The Company intends to award up to 25,000 shares under the Stock Plan to each of its directors to compensate them for their service on the Company's Board of Directors during 2001. There is no limit as to the number of shares which may be awarded to a single participant. The Company anticipates that a substantial portion of the shares to be issued under the Stock Plan will be issued as compensation to technical consultants and advisors to the Company who provide development and clinical services to the Company in the development and testing of its various products. Shares may be awarded under the Stock Plan until March, 2006. The Company anticipates all 1,000,000 shares under the Stock Plan will be awarded during 2001 and 2002.

     The Stock Plan does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Stock Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Shares awarded under the Stock Plan are intended to be fully taxable to the recipient as earned income.

Item 2. Registrant Information and Employee Plan Annual Information

     The Registrant shall provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant shall also provide without charge, upon written or oral request, all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at its office at 9191 Towne Centre Drive, Suite 400, San Diego, California, 92122.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

                           The date of this Prospectus is March 15, 2001.

                                   PROSPECTUS
                                   ----------
                            MIRACOR DIAGNOSTICS, INC.

                        1,000,000 shares of Common Stock,
                            $.15 par value per share

     This Prospectus relates to up to 1,000,000 shares of common stock, $.15 par value (the "Common Stock"), of Miracor Diagnostics, Inc., a Utah corporation (the "Company"), to be issued to various individuals and affiliates of the Company pursuant to the Company's 2001 Stock Compensation Plan I, which are deemed control securities and may be re-offered and resold from time to time by such affiliates. All of the shares of Common Stock registered hereunder, are sometimes hereinafter referred to as the "Securities." The holders of the shares of Common Stock are sometimes hereinafter collectively referred to as the "Selling Stockholders." All costs in connection with the registration of the Securities are being borne by the Company. The Company will not receive any of the proceeds from the sale of the Securities pursuant to this Prospectus.

     The Common Stock is quoted on the Over-the Counter Bulletin Board of the NASDAQ Market under the symbol "MRDG." The last reported closing bid and asked prices of the Common Stock on March 5, 2001 were $.20 and $.22 per share.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY THOSE PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE COMPANY HAS INCURRED SUBSTANTIAL OPERATING LOSSES. SEE "RISK FACTORS"

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any Sate in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

     The Selling Stockholders directly or through agents, dealers or underwriters to be designated from time to time may sell the Securities on terms to be determined at the time of sale. To the extent required, the number of Securities to be sold, the respective purchase price and public offering price, the name of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in and accompanied by a Prospectus Supplement. See "Plan of Distribution."

     The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of their shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profits on the resale of the Selling Stockholders' shares, may be deemed to be underwriting commissions or discounts under the Securities Act. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two (2) business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, in connection with transactions in the Securities during the effectiveness of the Registration Statement of which this Prospectus forms a part. All of the foregoing may affect the marketability of the Securities.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                The date of this Prospectus is March 15, 2001.

MIRACOR DIAGNOSTICS, INC.

                        1,000,000 Shares of Common Stock

                                TABLE OF CONTENTS



AVAILABLE INFORMATION...............................................6

INCORPORATION OF CERTAIN DOCUMENTS
         BY REFERENCE...............................................6

PROSPECTUS SUMMARY..................................................7

RISK FACTORS........................................................7

THE COMPANY........................................................11

PLAN OF DISTRIBUTION...............................................17

DESCRIPTION OF CAPITAL STOCK.......................................18


                           ---------------------------
                                   PROSPECTUS
                           ---------------------------

                                 March 15, 2001

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company in accordance with the Exchange Act can be inspected and copies made at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661 and 7 World Trade Center, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a web-site that contains reports, proxy and information statements and other information regarding the Company that are on file with the Commission. The address of the Commission's web-site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (including all amendments thereto, the "Registration Statement"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees. No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of this Prospectus, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents heretofore filed with the Commission: the Annual Report of the Company on Form 10-KSB for the fiscal years ended December 31, 1999 and 1998 and the reports for fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated herein by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company will provide, without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that is incorporated into the Prospectus. Such written requests should be directed to the Secretary of the Company at 9191 Towne Centre Drive, Suite 400 San Diego, California 92122, telephone (858) 455-7127.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed descriptions and financial information and statements appearing elsewhere in this Prospectus and the documents incorporated herein by reference.

The Company
-----------

     The Company is in the business of acquiring, developing and managing magnetic resonant imaging centers throughout the United States. See "The Company" and "Risk Factors" below.

     The Company's principal offices are located at 9191 Towne Centre Drive, Suite 400, San Diego, California 92122, telephone (858) 455-7127.

The Offering
------------

     Up to 1,000,000 shares of Common Stock are being offered pursuant to this Prospectus which may be offered from time to time by the Selling Stockholders for their own account.

Plan of Distribution
--------------------

     The Selling Stockholders, directly or through agents or underwriters, may offer and sell from time to time all or any part of the Securities held by them in amounts and on terms to be determined or at quoted prices then prevailing on the Nasdaq Over-the-Counter Market. See "Plan of Distribution."

                                  RISK FACTORS

     Investment in the Company's securities involves a high degree of risk. Investors should carefully consider the following factors, among others, relating to the Company.

History of Operating Losses; Accumulated Deficit; Uncertainty of Future Profitability; Going Concern Issue

     With the exception of a modest profit for the fiscal quarter ended June 30, 2000, the Company has historically operated at a loss and incurred a loss for the fiscal year ended December 31, 1999. At December 31, 1999, the Company had an accumulated deficit of approximately $25,000,000, which includes losses from the Company's prior operations in the oil and gas business. The Company expects losses to continue until such time, if ever, as the Company's magnetic resonant imaging centers can successfully generate sufficient operating revenues. There can also be no assurance that the Company will be successful in its operations.

     The Company's ability to achieve profitability depends upon its ability to successfully market its magnetic resonant imaging business, of which there can be no assurance. In addition, the Company will seek to continue to acquire additional magnetic resonant imaging operations, but there can be no assurances that the Company will be able to identify any additional operations that it deems suitable for acquisition, or that if it does identify such operations, that any of them will be successfully acquired, developed and commercialized. Further, the Company's independent certified public accountants' report on the Company's financial statements for the year ended December 31, 1999 includes an explanatory paragraph that the Company's recurring losses from operations raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Need for Additional Capital; Possible Issuance of Securities and Corresponding Possible Future, Substantial Dilution

     The Company's cash requirements continue to be significant. In order for the Company to satisfy its capital needs for the next 12 months, the Company needs to increase revenues from its magnetic resonant imaging operations and to raise additional capital. There can be no assurance that additional capital can be obtained on terms acceptable to the Company, or at all. Failure by the Company to realize significant revenues and achieve profitability from the magnetic resonant imaging operations or obtain additional capital, would have a material adverse effect on the Company. Further, in the event that the Company obtains any additional financing, such financing will most likely have a dilutive effect on the holders of the Company securities, which dilution could be substantial.

Uncertainty of Corporate Development; Corporate Inexperience

     Development of the Company's magnetic resonant imaging operations will be subject to all of the risks associated with new operational development, including unanticipated delays, expenses, technical problems, or other difficulties that could result in continuing losses. Given the uncertainties inherent in the development of new operations, and the Company's inexperience in the business of magnetic resonant imaging, there can be no assurances that the Company will be successful in developing its operations. Investors should be aware of the potential problems, delays and difficulties often encountered by any company in this phase of its development. As a consequence, problems may arise that may be beyond the experience or control of management and accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by such companies in the establishment of a new business in a highly competitive industry. Accordingly, there can be no assurance that the Company's development and commercialization activities of its magnetic resonant imaging operations will be successful, or that the Company will ever achieve significant levels of revenue or profits, if any.

No Assurance of Identification or Acquisition of Additional Operations

     From time to time, if the Company's resources allow, the Company intends to explore the acquisition of additional magnetic resonant imaging operations. There can be no assurance, however, that the Company will be able to identify any additional magnetic resonant imaging operations and, even if suitable operations are identified, there can be no assurance that the Company will have sufficient funds to acquire any such operations or that any such operations will ultimately be viable.

Government Regulations

     The Company's operations are subject to extensive government regulations in the United States and in other countries. In order to operate its magnetic resonant imaging devices, the Company must satisfy numerous mandatory procedures, regulations, and safety standards established by the federal, state and foreign regulatory agencies. There can be no assurance that the Company can successfully comply with all government regulations.

Competition

     The diagnostic imaging industry is intensely competitive, particularly in terms of price, quality and marketing. Most of our competitors are better established and have substantially greater financial, marketing and other resources than us. Further, most of our competitors have been in existence for a substantially longer period of time and may be better established in those markets where we intend to sell our services. As a result of our relative lack of experience, financial, marketing and other resources there can be no assurance that we will be able to market our MRI services successfully, or compete in the diagnostic imaging industry.


Health Care Reform and Related Measures; Uncertainty of Product Pricing and Reimbursement

     The levels of revenues and profitability of magnetic resonant imaging operations may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means and the initiatives of third party payors with respect to the availability of reimbursement. In the United States there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar governmental control. Although the Company cannot predict what legislative reforms may be proposed or adopted or what actions federal, state or private payors for health care products may take in response to any health care reform proposals or legislation, the existence and pendency of such proposals could have a material adverse effect on the Company.

     Whether a medical procedure is subject to reimbursement from third party payors impacts upon the likelihood that a service will not be purchased. Third party payors are increasingly challenging the prices charged for medical procedures. There can be no assurance that any of the Company's magnetic resonant imaging services will continue to be reimbursable. To the extent any or all of the Company's medical procedures are not reimbursable by third party payors the Company's ability to sell its services on a competitive basis will be adversely affected, which could have a material adverse effect on the Company.

Dependence On Key Personnel

     The Company's success will depend to a large extent upon its ability to retain Mr. M. Lee Hulsebus, its Chief Executive Officer and Chairman of the Board. The loss or unavailability of the services of Mr. Hulsebus would have a material adverse effect on the business and operations of the Company.

No Dividends With Respect to Common Stock

     The Company has not paid any cash dividends with respect to its Common Stock, and it is unlikely that the Company will pay any dividends on its Common Stock in the foreseeable future. Earnings, if any, that the Company may realize will be retained in the business for further development and expansion.

Anti-Takeover Provisions; Poison Pill Issuance of Preferred Stock; Utah Anti-Takeover Provisions

     The Company's Articles of Incorporation and By-Laws contain provisions that may make the acquisition of control of the Company by means of tender offer, over-the-counter market purchases, a proxy fight or otherwise, more difficult. This could prevent security holders from realizing a premium on their securities of the Company. The Company also has a staggered Board of Directors, which is a further impediment to a change in control.

     The Company has adopted a so-called "poison pill." Specifically, the poison pill significantly increases the cost to an unwanted party to acquire control of the Company upon the acquisition by such unwanted suitor of 15% of the outstanding voting power of the Company.

     In addition, the Board of Directors may issue one or more series of preferred stock without any action on the part of the shareholders of the Company, the existence and/or terms of which may adversely affect the rights of holders of the Common Stock. In addition, the issuance of any such additional preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of Common Stock and the Preferred Stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the shareholders' best interests. The Company is subject to the provisions of Sections 61-6-3 through 61-6-12 of the Utah Control Shares Acquisition Act, an anti-takeover statute. Sections 61-6-3 through 61-6-12 effectively provide that in the event a person acquires ownership or the power to effect, directly or indirectly, the exercise of 20% or more of the voting power of a Utah corporation in connection with the election of directors, then such person shall only be entitled to vote to the extent expressly agreed to by the majority of the other shareholders of the corporation. Accordingly, potential acquirors of the Company may be discouraged from attempting to effect acquisitions of the Company's voting securities, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices.

Shares Eligible for Future Sale

     There are presently 8,979,207 shares of Common Stock that were issued and outstanding that are "restricted securities" as that term is defined by Rule 144 of the Securities Act, all of which are currently eligible for resale in compliance with Rule 144 of the Securities Act. Of these shares, 7.05% are owned by our current officers and directors.

     Rule 144 provides that, in general, a person holding restricted securities for a minimum period of one (1) year may, every three (3) months thereafter, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of the Company's then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four (4) calendar weeks immediately prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and was not an affiliate at any time during the ninety (90) day period immediately prior to such sale, and who has satisfied a two (2) year holding period. Sales of the Company's Common Stock by shareholders under Rule 144 may have a depressive effect on the market price of the Company's Common Stock.

Forward-Looking Statements and Associated Risk.

     This prospectus includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues, financial resources, a history of losses, significant competition, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                                   THE COMPANY

     Miracor Diagnostics, Inc. (the "Company") was previously a development stage medical device company. In the third quarter of 1998, the Company redefined its business focus to medical diagnostic imaging services and emerged as an operating company through the acquisition of medical resonance imaging
(MRI) centers in Orlando and Jacksonville, Florida, Toledo, Ohio, and the general partnership interest of another center in Oak Brook, Illinois. In April 1999, the Company acquired the remaining 50% limited partnership interest in the Oak Brook center. Subsequently, the Company's activities focused on improvement of its capital structure and operations of the acquired MRI centers. Additionally, the Company identified suitable acquisition targets to position the Company for growth.

     On February 9, 2000, the Company closed the acquisition of 80% of three centers located in Palm Harbor, St. Petersburg and Tampa, Florida. These newly acquired centers had approximately $2,500,000 in annual gross revenues in 1999.

     In its approximate fifteen-year history, the use of MRI has become the medical imaging modality of choice for a rapidly increasing list of applications and continues to exhibit rapid growth. Unlike x-ray and computer aided tomography (CT), MRI is not a radiation-based imaging technology and thus safer to patients. Manufacturers of MRI equipment are continuing investment in new technology and upgrades to further improve MRI capabilities.

     The Company plans to seek, investigate and, if such investigation warrants, to acquire controlling interest in business opportunities that are similar in nature to our existing medical diagnostic imaging centers. The Company plans to concentrate its search to opportunities that are located near its existing MRI centers, but will not restrict its search in other geographical location. The Company may seek a business opportunity in the form of firms which have recently commenced operations or are mature businesses. Alternatively, should there be no acceptable candidates in locations near certain of the Company's existing sites which are enjoying substantial growth, the Company may choose to start-up an alternate point of business which complements the existing site and allows significant leveraging of management and marketing expertise.

     In April 2000, the Company entered into an investment Agreement with Swartz Private Equity LLC ("Swartz"). The investment agreement entitles the Company, at the Company's option, to issue and sell its common stock for up to an aggregate of $15 million from time-to-time during a three-year period through April 2003, subject to certain conditions. To date, the Company put 11,595 shares of its common stock to Swartz for an aggregate amount of $2,319 and issued warrants of 1,160 and 928 at an exercise price of $.264 for each.

     In connection with this agreement, the Company originally issued 620,000 warrants and issued 2,088 warrants with respect to the put. The exercise price of the warrants to date range from $.264 to $.4375 per share. None of the warrants have been exercised to date.

Acquisitions
------------

     On July 14, 1998, the Company acquired either the stock or substantially all of the assets and liabilities of Vision Diagnostics, Inc. and Affiliates. Vision Diagnostics, Inc. and Affiliates was in the business of providing medical diagnostic services. The affiliated group of companies includes Vision Diagnostic, Inc., Regional MRI of Orlando, Inc., Regional MRI of Jacksonville, Ltd. and Regional MRI of Toledo, Inc. In addition, Vision is the general partner in West Regional MRI Limited Partnership located in Oak Brook, Illinois.

     Vision Diagnostics, Inc. is the 50% general partner in West Regional MRI Limited Partnership. On April 7, 1999, the Company acquired the remaining 50% interest in West Regional MRI Limited Partnership at a purchase price of $1,300,000 and recorded goodwill associated with this transaction of $762,265. The consolidated financial statements reflect all of the assets, liabilities, revenues and expenses of the partnership. Prior to this acquisition, the limited partners' share of the partner's capital had been reflected as a minority interest on the accompanying consolidated balance sheet at December 31, 1998. The limited partners' share of the partnership's net income has been presented as minority partners share of income consolidated partnership interest in the accompanying consolidated statement of operations for the years ended December 31, 1999 and 1998.

     On February 8, 2000, the Company acquired 80% ownership in Ultra MRI & Diagnostics Services ("Ultra") with a combination of 20% in the form of a convertible note and 80% in Restricted Rule 144 common stock. Ultra is a multi-site diagnostic imaging business with offices in Palm Harbor, St. Petersburg and Tampa, Florida. Ultra had approximately $2.5 million in revenue in 1999. Total assets were approximately $1.8 million and total liabilities were approximately $1.3 million as of December 31, 1999. The convertible notes are payable to the principals in an aggregate amount of $125,000 on August 9, 2000, $125,000 on November 9, 2000 and $130,601 due November 9, 2001.

     The Company plans to seek, investigate and, if such investigation warrants, to acquire controlling interest in business opportunities that are similar in nature to our existing medical diagnostic imaging centers. The Company plans to concentrate its search to opportunities that are located near its existing MRI centers, but will not restrict its search in other geographical location. The Company may seek a business opportunity in the form of firms which have recently commenced operations or are mature businesses.

     In seeking business opportunities, the Company will base its decision upon the objectives of seeking long-term appreciation in its market value. The analysis of new business opportunities will be pursued under guidelines and objectives established by the Company's officers and directors, and will attempt to analyze all relevant factors and make a determination based upon reasonable investigative measures and available data. Management of the Company will utilize the services of its present attorney and accountants in the investigation of prospective acquisitions. The Company may also utilize the services of hired consultants.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS,

    The Directors and Executive Officers, on February 28, 2001, and their ages, positions held with the Company, length of time in such positions, and term of office are set forth below:

 Name and Age          Current Position          Director Since   Officer Since
 ------------          ----------------          --------------   -------------
 M. Lee Hulsebus       Chairman of the Board,       11/11/94          8/31/94
 Age 62                Chief Executive Officer,
                       President

 Ross S. Seibert       Chief Financial Officer                        2/21/00
 Age 38

 Richard E. Sloan      Vice President of                              3/15/96
 Age 51                Operations and New
                       Business Development

 Don L. Arnwine        Director                       3/6/95
 Age 68

 Arthur E. Bradley     Director                      9/26/86
 Age 67

 Thomas E. Glasgow     Director                     11/11/94
 Age 47

 Robert S. Muehlberg   Director                      3/11/99
 Age 48

     The principal occupations and positions for the past several years of each of the executive officers and directors of the Company are as follows:

     M. Lee Hulsebus has been in the health care field for 34 years. From January 1990 until he joined the Company in August 1994, he was the President and owner of his own health care consulting firm. From 1990 to 1992, Mr. Hulsebus also served as President and Chief Operating Officer of Sports Support, Inc., a sports medicine company. From 1988 until 1990, he served as Medical Group President (worldwide operations) for Teleflex, Inc. For 22 years prior to that, Mr. Hulsebus was employed by Becton-Dickinson & Co. and C.R. Bard, Inc., both of which are leading companies in the health care industry. Mr. Hulsebus has served in the capacity of President/Chief Executive Officer for the past 20 years for various companies.

     Ross S. Seibert has been Chief Financial Officer since February 2000. Mr. Seibert was with Deloitte & Touche from 1986 and served as Senior Manager. He received a BS in accounting from Indiana University and a MBA in finance from San Diego State University.

     Richard E. Sloan has been Vice President of New Business Development since March 1996 and Vice President of Operations since July 14, 1998. Mr. Sloan was also a consultant to the Company from August 1995 to March 1996. >From March 1995 to July 1995, Mr. Sloan served as Chief Executive Officer of WorldWide Products, Inc., a private Los Angeles based development and marketing firm that distributes pharmaceutical products to plastic surgeons and dermatologists. Prior thereto, from March 1992 to March 1995 he served as corporate marketing director and general manager for Industrial Products of UniFET Incorporated, a private company based in San Diego, California involved in the development of solid-state sensor-based medical products. From December 1989 through March 1992, Mr. Sloan managed his own mergers and acquisition business with First Pacific Group, located in Carlsbad, California, which provided investment and financial services to privately-held companies in southern California. Prior to that Mr. Sloan had held various management positions with Baxter International, Deerfield, IL and IVAC Corporation, San Diego, CA.

     Don L. Arnwine has been President of Arnwine Associates of Irving, Texas, a company he founded to provide specialized advisory services to the health care industry, since 1988. Mr. Arnwine served as Chairman and Chief Executive Officer from 1985 until 1988 of Voluntary Hospitals of America (VHA), a company he joined in 1982. Prior to joining VHA, Mr. Arnwine served as President and Chief Executive Officer of Charleston Area Medical Center, a 1000-bed regional facility care center in the State of West Virginia. Mr. Arnwine holds a BS degree in Business Administration from Oklahoma Central State University and a Masters degree in Hospital Management from Northwestern University. Arthur E. Bradley, DDS has been a practicing dentist since 1961. Dr. Bradley has been involved for his own account in real estate investments for twenty years and has been active in oil and gas investments for fifteen years. Dr. Bradley graduated from the University of Mississippi at Hattiesburg and obtained his degree in Dentistry from Loyola University Dental School.

     Thomas E. Glasgow has been President and co-owner of Integrated Trade Systems ("ITS"), a Chicago, Illinois company from April 1992 to the present. Mr. Glasgow and another individual purchased ITS from its parent company in 1992. ITS is a logistics management company specializing in the development and marketing of import and export document generation systems. From 1989 through 1991, Mr. Glasgow was a partner with Wharton Resource Group and a consultant with ITS. Wharton Resource Group is a strategic management company specializing in the development of early stage companies. Prior to these activities, he was a director with Federal Express Corporation for 11 years in various senior management capacities.

     Robert S. Muehlberg has been President and Chief Executive Officer of Envision Management, Inc. of Las Vegas, NV, a company that provides management and consulting services to the health care industry since 1997. Mr. Muehlberg served as Chairman and Chief Executive Officer from 1994 until 1997 of Medical Imaging Centers of America, Inc. (MICA), a company he joined in 1985. Prior to joining MICA, Mr. Muehlberg held various management positions at International Imaging, Inc., Chicago, IL and American Medical International (AMI) Clearwater, FL. Mr. Muehlberg holds a Bachelor's degree in Health Science from the University of Missouri and a Masters degree in Business Administration from Nova Southeastern University.

     EXECUTIVE COMPENSATION

     The following table sets forth the Summary Compensation Table for the Chief Executive Officer and the next most highly compensated executive officer other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year. No other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive stock compensation for service on the Board of Directors. Directors who are not employees receive a fee of 6,250 shares per quarter plus travel expenses for each Board Meeting.

                                                   Annual Compensation          Long Term Compensation
                                                   -------------------          ----------------------
                                                                           Other
                                                                   Annual                LTIP        All
                                                                   Compen- Restricted   Options     Other
                                                                   Sation    Stock       SARs      Compen-
Name                     Position         Year    Salary   Bonus   $ (2)     Awards(3)  $(4)        ation
-------------------------------------------------------------------------------------------------------------
M. Lee Hulsebus(1)       President      2000      $167,621   -0-  $  -0-     $50,000    250,000      -0-
                                        1999      $162,000   -0-  $23,177    $56,573    120,000      -0-
                                        1998      $112,154   -0-     -0-        -0-       -0-        -0-

Richard E. Sloan(5)      Vice President 2000      $117,000   -0-  $  -0-     $17,500     50,000
-0-
                                        1999      $115,500   -0-  $ 6,354    $ 9,885     50,000      -0-
                                        1998       $78,696   -0-     -0-     $ -0-        -0-        -0-


(1) In August, 1994, we entered into an exclusive four-year term employment agreement with Mr. M. Lee Hulsebus. Under his employment agreement, Mr. Hulsebus is to serve as our Chief Executive Officer and President and to receive a base salary of $162,000 per annum. In addition, in 1994, we entered into a severance agreement with Mr. Hulsebus. Such severance agreement provides, among other things, that in the event of a change in control of us or Mr. Hulsebus is involuntarily terminated, suffers a disability while employed by us or dies while employed by us, then Mr. Hulsebus is entitled to receive certain benefits from us. Such benefits may include some or all of the following: an amount based on Mr. Hulsebus' base salary as provided for in Mr. Hulsebus's employment agreement; an amount based on the bonus paid or payable to Mr. Hulsebus as provided for in Mr. Hulsebus' employment agreement; the right to receive common stock that shall vest immediately; the right to exercise any warrants or stock options held by or granted to Mr. Hulsebus under Mr. Hulsebus' employment agreement or any of our stock option plans or both; health insurance and disability insurance. Mr. Hulsebus will not receive any benefits if Mr. Hulsebus voluntarily terminates his employment with us or we terminate Mr. Hulsebus "for cause," which is defined as the conviction of Mr. Hulsebus after appeal of a felony. On August 31, 2000, the term of Mr. Hulsebus' employment agreement and severance agreement were extended for an additional one (1) year period, or until August 31, 2003. On September 1, 2000, Mr. Hulsebus' base salary was increased to $180,000 per annum.

(2)      Represents common stock paid as bonus compensation.

(3)      Represents Rule 144 stock paid as bonus compensation.

(4) Represents incentive stock option granted pursuant to Incentive Stock Option Plan.

(5) In March, 1996, we entered into an exclusive employment agreement with Mr. Richard E. Sloan under which he is to serve as our Vice President of Operations and New Business Development. Mr. Sloan receives a base salary of $117,000 per annum.

           Compensation Committee Interlocks and Insider Participation
           -----------------------------------------------------------

     The Company has an Audit Committee and a Compensation Committee of the Board of Directors. Both committees were activated in 1996. The Audit Committee held one meeting prior to the fiscal year end. The Compensation Committee held three meetings prior to the fiscal year end.

     The members of the Audit Committee are Don L. Arnwine and Thomas E.
Glasgow.

     The members of the Compensation Committee are Don L. Arnwine, Thomas E. Glasgow and M. Lee Hulsebus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth the number of shares of our Common Stock beneficially owned by (i) each person who, as of February 28, 2001, was known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) our individual directors and (iii) our officers and directors as a group. As of February 28, 2001, there were a total of 14,423,393 shares of Common Stock issued and outstanding.

NAME AND ADDRESS                     AMOUNT AND NATURE OF             PERCENT OF
OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)(2)      CLASS
-------------------                  ---------------------------      -----
M. Lee Hulsebus                              550,414                    3.8
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Arthur E. Bradley, DDS                        30,096                     *
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Thomas E. Glasgow                             64,375                     *
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Don L. Arnwine                                91,250                     *
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Robert S. Muelberg                           174,100                     1.2
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Ross S. Seibert                              533,750                     3.7
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Richard E. Sloan                              79,414                     *
9191 Towne Centre Drive
Suite 400
San Diego, CA 92122

Fred Bergmann                              1,342,200                     9.3
4914 N. Armenia Avenue
Tampa, FL  33603

John McCoskrie                             1,292,200                     9.0
4914 N. Armenia Avenue
Tampa, FL  33603

Larry M. Lammers (3)                       1,316,537                     9.1
715 Ironwood Court
Winter Springs, FL 32708

All officers and directors as a Group      1,523,399                    10.5
(seven persons)

* Less than one percent

(1) All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) These shares are held in trust for the benefit of Larry M. Lammers. Mr. Hulsebus, on behalf of our Board of Directors, maintains voting power for these shares.

                              PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Prospectus. The securities offered by this Prospectus may be sold from time to time by all of the Selling Stockholders. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

     The Selling Stockholder through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     At the time a particular offer of the shares is made by or on the behalf of a Selling Stockholder, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and any underwriters.

     In order to comply with the applicable securities laws of certain states, if any, the shares of Common Stock will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in certain states the shares of Common Stock may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations hereunder, including without limitation Rules 10b-2, 10b-5, 10b- 6 and 10b-7, in connection with transactions in the shares during the effectiveness of the Registration Statement of which this Prospectus is a part. All of the foregoing may affect the marketability of the shares of Common Stock.

     The Company will pay all of the expenses incident to the registration of the shares of Common Stock other than any fees or expenses of any counsel retained by the Selling Stockholders and any out of pocket expenses incurred by the Selling Stockholders or any person retained by the Selling Stockholders in connection with the registration of the shares, fees and expenses of compliance with state securities or blue sky laws and commissions and discounts of underwriters, dealers or agents, if any.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized stock of the Company consists of 100,000,000 authorized shares of Common Stock, par value $.15 per share, 14,423,393 shares of which were outstanding as of February 28, 2001; and 10,000,000 authorized shares of Preferred Stock par value .01 per share, of which no shares of Preferred Stock were outstanding.

Common Stock
------------

     Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

               6% Cumulative Convertible Series A Preferred Stock
               --------------------------------------------------

     The Company originally issued 1,847,500 shares of 6% Cumulative Convertible Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") pursuant to an underwritten public offering ("Offering") on June 24, 1996. Each share of Preferred Stock was convertible into four (4) shares of Commn Stock at a price of $1.25 per share of Common Stock. In accordance with their terms and conditions of the Preferred Stock on July 24, 1997, any and all shares of Preferred Stock were automatically converted into shares of Common Stock. Accordingly, there are currently no shares of Preferred Stock issued and outstanding, and all of the originally issued 1,847,500 shares of Preferred Stock have been retired and have become authorized but unissued shares of Preferred Stock.

Other Preferred Stock
---------------------

     As of the date hereof, there are no shares of preferred stock issued and outstanding. The Company's Articles of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Preferred Stock or the Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If the Company issues preferred stock, such issuance may have a dilutive effect upon the common shareholders, and the purchasers of the securities offered hereby.

Warrants
--------

     In connection with the Swartz Agreement, the Company has issued, and has a continuing obligation to issue, warrants to purchase that number of common shares equal to 10% of the common shares issued in connection with the Swartz Agreement. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable pricing period, subject to semi-annual reset provisions on the exercise price. Each warrant will be immediately exercisable, and will have a term beginning on the date of issuance and ending five years thereafter.

Transfer Agent
--------------

     The Company has appointed Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. The phone number (303) 282-4800.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person or to make such offer or solicitation in such jurisdiction.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Registrant incorporates the following documents by reference in this Registration Statement: the Forms 10QSB for the year ended 2000 and the Form 10KSB for the fiscal year ended December 31, 1999 and all other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold.

Item 4. Description of Securities

The authorized stock of the Company consists of 100,000,000 authorized shares of Common Stock, par value $.15 per share, 14,423,393 shares of which were outstanding as of February 28, 2001; and 10,000,000 authorized shares of Preferred Stock par value .01 per share, of which no shares of Preferred Stock were outstanding.

Common Stock
------------

Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

               6% Cumulative Convertible Series A Preferred Stock
               --------------------------------------------------

The Company originally issued 1,847,500 shares of 6% Cumulative Convertible Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") pursuant to an underwritten public offering ("Offering") on June 24, 1996. Each share of Preferred Stock was convertible into four (4) shares of Common Stock at a price of $1.25 per share of Common Stock. In accordance with their terms and conditions of the Preferred Stock on July 24, 1997, any and all shares of Preferred Stock were automatically converted into shares of Common Stock. Accordingly, there are currently no shares of Preferred Stock issued and outstanding, and all of the originally issued 1,847,500 shares of Preferred Stock have been retired and have become authorized but unissued shares of Preferred Stock.

Other Preferred Stock
---------------------

As of the date hereof, there are no shares of preferred stock issued and outstanding. The Company's Articles of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Preferred Stock or the Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If the Company issues preferred stock, such issuance may have a dilutive effect upon the common shareholders, and the purchasers of the securities offered hereby.

Warrants
--------

In connection with the Swartz Agreement, the Company has issued, and has a continuing obligation to issue, warrants to purchase that number of common shares equal to 10% of the common shares issued in connection with the Swartz Agreement. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable pricing period, subject to semi-annual reset provisions on the exercise price. Each warrant will be immediately exercisable, and will have a term beginning on the date of issuance and ending five years thereafter.

Transfer Agent
--------------

The Company has appointed Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. The phone number (303) 282-4800.

Item 5. Interest of Named Experts and Counsel

David Wagner & Associates, P.C., Attorneys at Law, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as
Exhibit 5, own approximately 50,000 common shares of the Registrant.

ITEM 6. Indemnification of Directors and Officers.

Registrant's Articles of Incorporation and Bylaws and the Utah General Corporation Law provide for indemnification of directors and officers against certain liabilities. In general, officers and directors of Registrant are indemnified against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and are not deemed to be liable to Registrant for negligence or misconduct in the performance of their duties.

Item 7. Exemption From Registration Claimed.

        Not applicable.

ITEM 8. Exhibits.

Exhibit
Number   Description
------   -----------

4.1      2001 Stock Compensation Plan I, dated March 6, 2001.

5        Opinion of Counsel, David Wagner & Associates, P.C.

24.1 Consent of Parks, Tschopp, Whitcomb & Orr, P.A., Independent Certified Public Accountants.

24.2     Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).

ITEM 9.  Undertakings

         1. The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 15th day of March, 2001.

                                          MIRACOR DIAGNOSTICS, INC.

                                          By: /s/ M. Lee Hulsebus
                                              -----------------------
                                              Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                 TITLE                              DATE
---------                 -----                              ----
/s/ M. Lee Hulsebus       Chief Executive Officer,           March 15, 2001
------------------------  President and Chairman

/s/ Don L. Arnwine        Director                           March 15, 2001
------------------------

/s/ Arthur E. Bradley     Director                           March 15, 2001
------------------------

/s/ Thomas E. Glasgow     Director                           March 15, 2001
------------------------

/s/ Robert S. Muehlberg   Director                           March 15, 2001
------------------------

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

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            MIRACOR DIAGNOSTICS, INC.
               --------------------------------------------------
               (Exact name of Issuer as specified in its charter)




                                  EXHIBIT INDEX


Exhibit
Number   Description
------   -----------

4.1      2001 Stock Compensation Plan I, dated March 6, 2001.

5        Opinion of Counsel, David Wagner & Associates, P.C.

24.1 Consent of Parks, Tschopp, Whitcomb & Orr, PA., Independent Certified Public Accountants.

24.2     Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).

                                       24